UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2010

First Ottawa Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30495	36-4331185
(Commission File Number)	(I.R.S. Employer Identification Number)

701 LaSalle Street, Ottawa, Illinois	61350
(Address of principal executive offices)	(Zip Code)

(815) 434-0044

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a)           On March 10, 2010, First Ottawa Bancshares, Inc. (the “Company”) formally engaged Clifton Gunderson LLP (“Clifton Gunderson”) to audit the Company’s 2010 financial statements. The engagement of Clifton Gunderson will result in the dismissal of BKD, LLP (“BKD”) as the Company’s independent registered public accounting firm. The Company’s change in accounting firms was approved by the Audit/Compliance Committee of its Board of Directors (the “Audit Committee”).  BKD will complete its engagement as the Company’s independent registered public accounting firm  for the Company’s fiscal year ended December 31, 2009 upon the filing of the Company’s Form 10-K for the year ended December 31, 2009. Upon completion of BKD’s audit services, the Company will file an amendment to this Form 8-K with the specific date of the dismissal of BKD and update the disclosures required by Item 304(a) of Regulation S-K through that date.

BKD’s reports on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2008 and 2007, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the periods covered by such reports and during any subsequent period through March 10, 2010, there were no disagreements between the Company and BKD on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not resolved to the satisfaction of BKD, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such years. During the same periods, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided BKD with a copy of this Current Report on Form 8-K. A letter from BKD, dated March 12, 2010, addressed to the Securities and Exchange Commission stating whether BKD agrees with the statements set forth above related to BKD is attached to this Current Report on Form 8-K as Exhibit 16.1.

(b)           On March 10, 2010, the Company engaged Clifton Gunderson to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The engagement of Clifton Gunderson resulted from a competitive bidding process undertaken by the Audit Committee pursuant to which the Audit Committee requested and received proposals from several independent registered public accounting firms.

During the fiscal years ended December 31, 2008 and 2007, and during any subsequent period through March 10, 2010, the date of engagement of Clifton Gunderson, neither the Company, nor any person on its behalf, consulted with Clifton Gunderson with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Clifton Gunderson to the Company that Clifton Gunderson concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of either a “disagreement” or “reportable event” as those terms are defined in Item 304 of Regulation S-K.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2010, the Company’s Board of Directors adopted resolutions approving an amendment to Section 3.2 of the Company’s By-laws.  The amendment clarifies that the mandatory retirement age set forth in Section 3.1 of the By-laws is applicable to the portions of Section 3.2 regarding each director’s term of office.

The foregoing summary of the amendment to the Company’s By-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the By-laws, as amended, filed as Exhibit 3.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	By-laws of First Ottawa Bancshares, Inc. (as amended March 10, 2010)
16.1	Letter from BKD, LLP, dated March 12, 2010, to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OTTAWA BANCSHARES, INC.

Dated: March 12, 2010	By:	/s/ Joachim J. Brown
Joachim J. Brown
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-laws of First Ottawa Bancshares, Inc. (as amended March 10, 2010)
16.1	Letter from BKD, LLP, dated March 12, 2010, to the Securities and Exchange Commission